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               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)         June 8, 1998


                    Dominion Resources, Inc.
 _______________________________________________________________
     (Exact name of registrant as specified in its charter)

      Virginia                   1-8489           54-1229715
(State of other juris-        (Commission       (IRS Employer
diction of Incorporation)     File Number)     Identification No.)

      901 East Byrd Street, Richmond, Virginia         23219-6111
     (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code:    (804) 775-5700

___________________________________________________________________
   (Former name or former address if changed since last report.)

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ITEM 5.  OTHER EVENTS

Dominion Resources, Inc.'s largest subsidiary, Virginia Electric and Power Company (Virginia Power) has reached a proposed settlement of the consolidated proceeding pending before the Virginia State Corporation Commission (the Virginia Commission) concerned with Virginia Power's 1995 Annual Informational Filing. The settlement defines a new regulatory framework for Virginia Power's transition to electric competition. The major provisions of the settlement are as follows:

    A two-phased base rate reduction: $100 million per annum beginning March 1, 1998 with one additional $50 million per annum reduction beginning March 1, 1999

    A base rate freeze until March 1, 2002 unless a change is necessary to protect the legitimate interests of Virginia Power, its shareholders or ratepayers

    An immediate, one-time refund of $150 million for the period
          March 1, 1997 through February 28, 1998

    A write-off of $220 million in regulatory assets

    An incentive mechanism until March 1, 2002 for earnings
          above the following return on equity (ROE) benchmarks:
                    1998           10.5%
                    After 1998     30-Yr Treasury + 450 basis points

          All Virginia jurisdiction earnings up to the ROE benchmark flow to shareholders.

          Any earnings above the benchmark are allocated 1/3 to shareholders, 2/3 to accelerated amortization of regulatory assets; except that all earnings above the ROE benchmark plus 270 basis points (initially 13.2%) go to accelerated amortization of regulatory assets.

   For financial reporting purposes, Virginia Power plans to write-off $220 million of regulatory assets as a one-time impact to earnings in 1998 - a decrease of $101 million (after tax) in net income ($220 million net of $65 million accelerated cost recovery reserve balance). Other one-time items in 1998 are expected to include the rate refund impact which represents a $97 million (after-tax) reduction to net income, offset by an adjustment of $17 million (after-tax) related to depreciation and decommissioning expense.
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The proposed settlement, initiated by Virginia Power, was reached on June 8, 1998, with all major parties involved in the case, including the Staff of the Virginia State Corporation Commission, the office of the Virginia Attorney General, and the Virginia Committee for Fair Utility Rates . The full text of the proposed settlement is filed herewith as Exhibit 99 to this Form 8-K. A Public Hearing is currently scheduled for July 10, 1998. The parties to the settlement have requested the Virginia Commission to consider the proposed settlement at that time.

Forward-Looking Information

This report includes discussion of forward-looking information concerning Dominion Resources, Inc. and its subsidiaries and the effect of the settlement on our future financial performance. Statements based on management's expectations, beliefs, estimates and assumptions are included. Actual results or outcomes could differ materially from those expressed. Some important factors which could cause material differences include additional regulatory action, unanticipated changes in circumstances which require that the settlement terms be changed or further addressed and other matters detailed in our filings with the Securities and Exchange Commission, including our annual and quarterly reports. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in actual results, changes in assumptions or any other factors.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

99 - Motion For Consideration of Stipulation and Changes in
     Procedural Schedule and Stipulation, dated June 8, 1998
     (filed herewith).

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        DOMINION RESOURCES, INC.
                                             Registrant

                                            J. L. TRUEHEART
                                            J. L. Trueheart
                                      Vice President and Controller
                                      (Principal Accounting Officer)
Date: June 9, 1998